                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

              Item                                    Information

 Name:                              Royal Bank of Canada

 Address:                           200 Bay Street
                                    Toronto,Ontario
                                    Canada M5J 2J5

 Date of Event Requiring            May 15, 2012
 Statement (Month/Day/Year):

 Issuer Name and Ticker or          Invesco New York Quality Municipal
 Trading Symbol:                    Securities (IQN)

 Relationship of Reporting          10% Owner
 Person(s) to Issuer:

 If Amendment, Date Original        Not Applicable
 Filed (Month/Day/Year):

 Individual or Joint/Group Filing:  Form filed by More than One Reporting Person

 Signature:                         ROYAL BANK OF CANADA

                                                  /s/ Peggy Dowdall-Logie
                                    By:-----------------------------------------
                                           Name:  Peggyl Dowdall-Logie
                                           Title: Senior Vice President
                                           Date:  August 28, 2012

                                                  /s/ Tom Smee
                                    By:-----------------------------------------
                                           Name:  Tom Smee
                                           Title: Senior Vice President
                                           Date:  August 28, 2012